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                                                                   EXHIBIT 10.25

                                                                  Execution Copy

                           TIME BROKERAGE AGREEMENT

                                By and Between

                      GOCOM BROADCASTING OF JOPLIN, LLC,

                       GOCOM OF JOPLIN LICENSE SUB, LLC

                                     and

                     MISSION BROADCASTING OF JOPLIN, INC.

                              December 31, 2001

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                              TABLE OF CONTENTS

1.    Overall Purpose and Term...............................................2

2.    Station's Facilities...................................................2

3.    Revenue................................................................3

4.    Compensation...........................................................3

5.    Responsibilities.......................................................4
      (a)   Broker's Responsibilities........................................4
      (b)   Owners' Responsibilities.........................................5
      (c)   Additional Responsibilities......................................6
      (d)   Renewal, Modification and Cancellation of Contracts..............6

6.    Revenues and Deposits..................................................6
      (a)   Receipts from Broadcast Time Sales and Uses of Station's Studio/
            Production Facilities............................................6
      (b)   Revenues; Bank Accounts..........................................6

7.    Owners' Compliance With FCC Rules and Policies.........................7

8.    Programming and the Public Interest....................................7

9.    Special Programs.......................................................8

10.   Station Identification.................................................8

11.   Station Facilities.....................................................9
      (a)   Operation of Station.............................................9
      (b)   Interruption of Normal Operations................................9
      (c)   Studio Location..................................................9

12.   Political Advertising..................................................9

13.   Children's Programming.................................................9

14.   Handling of Communications............................................10

15.   Force Majeure.........................................................10

16.   Trade Secrets and Proprietary Information.............................11

17.   Payola and Conflicts of Interest......................................11

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18.   Broker's Compliance with Law..........................................12

19.   Indemnification; Broker's Action......................................12
      (a)   Broker's Indemnification of the Owners..........................12
      (b)   The Owners' Indemnification of Broker...........................12
      (c)   Broker's Activities.............................................13
      (d)   Indemnification Procedures......................................13
      (e)   Insurance.......................................................13

20.   Events of Default.....................................................13
      (a)   Insolvency......................................................13
      (b)   Breach or Default in Representations and Covenants..............14
      (c)   Non-Payment.....................................................14
      (a)   Termination Upon Event of Default...............................14
      (b)   Termination Upon Order of Governmental Authority................14
      (c)   Termination Upon Sale of Station................................15

22.   Effect of Termination Other Than at Closing...........................15
      (a)   Reimbursement of Capital Expenditures...........................15
      (b)   Collection of Post-Commencement, Pre-Termination Receivables
            and Payment of Post-Commencement, Pre-Termination Payables......15
      (c)   Billing and Performance by Owners...............................16
      (d)   Collection and Application by Owners............................16
      (e)   Non-Interference................................................16
      (f)   Payment of Pre-Termination Payables.............................17
      (g)   Adjustment Amount...............................................17
      (h)   Reports:  Adjustment Procedures.................................18
      (i)   Proration.......................................................19
      (j)   Condition of Property...........................................19

23.   Advanced Television/High Definition Television........................19

24.   Billing; Records......................................................19

25.   Notices...............................................................20

26.   Modification and Waiver...............................................21

27.   Construction..........................................................21

28.   Headings..............................................................21

29.   Assignment; Change of Control.........................................21

30.   Counterparts..........................................................21

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31.   Entire Agreement......................................................22

32.   No Partnership or Joint Venture Created...............................22

33.   Severability..........................................................22

34.   Legal Effect..........................................................22

35.   No Party Deemed Drafter...............................................22

36.   Further Assurances....................................................22


EXHIBIT A -- Payment of Time Brokerage Fee

EXHIBIT B --  Programming Standards

EXHIBIT C --  ANTI-PAYOLA/PLUGOLA AFFIDAVIT

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                           TIME BROKERAGE AGREEMENT

            This TIME BROKERAGE AGREEMENT (this "Agreement") is entered into this 31st day of December, 2001, by and between GOCOM Broadcasting of Joplin, LLC, a Delaware limited liability company ("Operating Company"), GOCOM of Joplin License Sub, LLC, a Delaware limited liability company ("License Company") (each an "Owner" and collectively the "Owners") and Mission Broadcasting of Joplin, Inc., a Delaware corporation ("Broker"). Capitalized terms used but not otherwise defined shall have the meaning set forth in the Purchase Agreement (defined below).

            WHEREAS, the Owners are the owners and operators of television broadcast station KODE-TV, Joplin, Missouri, and assets relating thereto (the "Station"), pursuant to authorization(s) issued by the Federal Communications Commission ("FCC") to License Company;

            WHEREAS, the parties hereto have carefully considered the Communications Act of 1934, as amended (the "Communications Act"), and the FCC's rules and policies adopted pursuant thereto, and intend that this Agreement in all respects comply with said Communications Act and FCC rules and policies;

            WHEREAS, the Owners desire to enter into this Agreement to provide a regular source of diverse programming and income to sustain the operations of the Station;

            WHEREAS, Broker desires to provide an over-the-air program service to the Joplin, Missouri area using the facilities of the Station and personnel employed by Broker;

            WHEREAS, the Owners agree to provide time on the Station exclusively to Broker on terms and conditions that conform to policies of the Owners and the FCC for time brokerage arrangements and that are as set forth herein;

            WHEREAS, Broker agrees to provide broadcast programming of Broker's selection that conforms with the policies of the Owners and with all rules, regulations and policies of the FCC, and as set forth herein;

            WHEREAS, the Owners maintain, and shall continue to maintain during the term of this Agreement, ultimate control over the Station's facilities including control over the Station's finances and programming and the Owners' personnel; and

            WHEREAS, the parties hereto have entered into a Purchase and Sale Agreement dated as of the date of this Agreement (the "Purchase Agreement"), pursuant to which, subject to FCC approval, Broker is purchasing substantially all of the assets of the Station;

            NOW, THEREFORE, in consideration of the foregoing and of the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which the Owners and Broker hereby acknowledge, the Owners and Broker, intending to be bound legally, hereby agree as follows:

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      1.     Overall Purpose and Term. In accordance with the terms and subject to the limitations set forth herein: (a) Broker shall provide certain programming to the Owners for the Station, promote the Station and its programming, sell commercial and other time on the Station and bill for and collect the payments for time sales on the Station; and (b) subject to direction and control by management personnel of the Owners, Broker will maintain the Station's transmitting and microwave relay facilities, and the Owners shall make such facilities available to Broker for purposes of its activities contemplated by this Agreement. Subject to the terms of this Agreement, each party hereby warrants and covenants that it will fulfill said obligations, and their other obligations specified herein, to the fullest extent permitted by law (including the FCC's rules and policies) in a diligent, reasonable manner.

            Broker shall begin its time brokerage activities with regard to the Station pursuant to this Agreement at 12:01 AM, Joplin, Missouri time, on the date hereof, and said date shall be referred to herein as the "Commencement Date" and such time shall be referred to as the "Commencement Time." Unless otherwise terminated pursuant to the terms hereof, the term of this Agreement shall be the period from the Commencement Date until the earlier of the Closing or the termination of the Purchase Agreement in accordance with its terms (the "Term").

      2. Station's Facilities. During the Term, the Owners shall make the Station's television broadcasting transmission facilities available to Broker for broadcast on the Station of programs required to be broadcast under the Contracts (subject to the terms and conditions of this Agreement, including, without limitation, the second paragraph of this Section 2), programs selected by Broker in accordance with the terms and conditions hereof and advertising/commercial announcements sold by Broker, which may originate from the Station's studios or from other sources contracted for by Broker. In addition, the Owners will make available to Broker, at no additional cost, during the Term, exclusive use (other than the Owners' own use for the Station consistent with this Agreement) of all of the Owners' studio and production facilities for Broker's use in its activities with regard to the Station pursuant to this Agreement. The Owners shall have the right to use such facilities as they deem appropriate in their sole discretion in connection with
(i) the satisfaction of License Company's obligations as the FCC licensee of the Station (including the use of such facilities and adequate office space for the employees of the Owners that are required for the Owners to comply with their obligations under Section 5(b)(i)), (ii) the satisfaction of the Owners' obligations under the Affiliation Agreement (as defined in the Purchase Agreement), and (iii) the satisfaction of Owners' obligations under this Agreement, including the provision of Leased Employees (as defined below) as set forth in Section 5(b)(ii). Broker shall use due care in the use of any assets, property or facilities of the Owners, shall not commit waste or cause any damage with respect thereto or permit any other person or entity to commit waste or damage with respect thereto, and shall not remove, and shall not permit any other person or entity to remove, any of the Owners' assets, properties or facilities from the current locations thereof.

            Subject to the terms of this Agreement, and to applicable rules and policies of the FCC, Owners hereby sell and Broker hereby purchases up to one hundred and sixty eight (168) hours per week of programming or broadcast time on the Station commencing on the Commencement Date. The Owners shall broadcast the programming, including commercial


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announcements, supplied, selected or procured by Broker without interruption, deletion, or addition of any kind, subject to the terms of this Agreement and Owners' obligations under the Communications Act and the FCC's rules and policies adopted pursuant thereto. All such programming supplied, selected or procured by Broker, including commercial announcements and programming which is the subject of the Contracts (other than the Affiliation Agreement), is sometimes referred to herein as the "Broker's Programming." Anything to the contrary in this Agreement notwithstanding, (i) Broker's Programming shall not include any programming provided to the Station by ABC under the Affiliation Agreement, and (ii) this Agreement and the transactions contemplated hereunder shall not effect an assignment of the rights or privileges of the Owners under the Affiliation Agreement, all of which remain with and inure to the benefit of the Owners (including all network compensation payments made by ABC pursuant thereto).

            Notwithstanding the foregoing paragraph, Owners shall produce or present up to two (2) hours per week of public affairs programming ("Owners' Public Affairs Programming") to be aired on the Station according to a schedule to be mutually established. Owners' Public Affairs Programming may be produced, presented or broadcast jointly by Owners and Broker. Owners' Public Affairs Programming shall respond to the issues, needs and interests of the Joplin, Missouri area, which Owners have ascertained.

            Notwithstanding anything herein to the contrary, until such time as the FCC has released public notice of its grant of assignment of the Station's FCC licenses to Broker under the Purchase Agreement and the parties have obtained the consents from SpectraSite as contemplated by the last paragraph of
Section 11.1 of the Purchase Agreement, Broker shall not combine or consolidate any of the Station's operations or activities (including, without limitation, sales or programming efforts or activities) with any person or entity (including any other television station), except with the prior written consent of the Owners.

      3. Revenue. Broker shall be entitled to all revenues resulting from the sale of advertising and other time on the Station during the Term, including, without limitation, all revenue from the sale of advertising and other time during the Owners' Public Affairs Programming or other programming provided by the Owners pursuant to Sections 8(b) or 9 hereof (collectively, "Owners' Programming"), or otherwise resulting from the operation of the Station during the Term other than in connection with the Affiliation Agreement. All accounts receivable of the Owners as of Commencement Time and all proceeds and collections thereof shall be collected and accounted for as provided in Sections
2.9 and 11.2 of the Purchase Agreement.

      4. Compensation. As consideration for the Owners permitting Broker to broadcast Broker's Programming on the Station pursuant to the terms of this Agreement and receiving the revenues generated therefrom as provided in this Agreement, Broker shall pay to the Owners the amounts described on Exhibit A attached hereto (collectively, the "Time Brokerage Fees").


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      5.      Responsibilities.

              (a) Broker's Responsibilities.

                  (i) Broker shall employ and be responsible for paying the salaries, commissions, payroll taxes, insurance and all other related costs for employees of Broker engaged in Broker's time brokerage activities hereunder, including, without limitation, the employees of the Station hired from Owners under Section 10.2 of the Purchase Agreement.

                  (ii) Broker shall acquire, compile, develop, produce, provide, broadcast and sell, and deliver to the Station, the Broker's Programming and commercial messages and shall be responsible for and shall pay any and all expenses incurred in connection therewith, including, without limitation, (i) all ASCAP, BMI, SESAC and other copyright fees associated with the delivery of such programming, (ii) all expenses incurred in connection with the sale of advertising time (including, without limitation, sales commissions) on the Station, and (iii) the salaries, taxes, insurance and related costs and expenses for all personnel (other than Owners' personnel) used in production of programming and all sales personnel (including, without limitation, salespeople, account executives, traffic personnel and programming staff). The Owners shall not incur any liability on account of Broker's employees.

                  (iii) Subject to the last sentence of Section 19(a) and the terms and conditions of this Agreement (including, without limitation, the second paragraph of Section 2), in performing its obligations hereunder, Broker shall use commercially reasonable efforts to, or to cause the Owners and the Station to, adhere to and fulfill all of the terms, conditions and obligations under all Contracts and Leases. Subject to the last sentence of
                        Section 19(a) and the terms and conditions of this Agreement (including, without limitation, the second paragraph of Section 2), and without limiting the generality of the foregoing sentence, Broker (i) agrees to utilize the films and programs subject to the Contracts in compliance with the terms, conditions and obligations of such Contracts, and (ii) shall use commercially reasonable efforts to not cause a breach of the Affiliation Agreement by Owners or the Station. Broker shall enter into all new programming agreements and arrangements in its own name and not in the name of the Owners or the Station.


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              (b) Owners' Responsibilities. Without limiting Broker's obligation to pay the Time Brokerage Fees:

                  (i) The Owners shall employ and be responsible for paying the salaries, commissions, payroll taxes, insurance and all other related costs of their employees necessary to fulfill License Company's obligations as licensee of the Station under the Communications Act, including a general or station manager for the Station and such other personnel (not less than one) as the Owners determine may be necessary to fulfill such obligations.

                  (ii) In addition to the Owners' employment of certain employees as provided in Section 5(b)(i) above, from and after the Commencement Date through the earlier of such time as Broker employs and hires or is required to employ and hire Eligible Employees (as defined in Section 10.2 of the Purchase Agreement) pursuant to the terms and provisions of Section 10.2 of the Purchase Agreement (the "Leased Employee Period"), the Owners will use commercially reasonable efforts to make available to Broker all Eligible Employees (each of whom shall be a "Leased Employee" and collectively the "Leased Employees") until the earlier of (x) the date such Leased Employee's employment with the Licensee terminates, whether because of the hiring and employment of Leased Employees as provided in Section 10.2 of the Purchase Agreement or otherwise, or (y) the termination of this Agreement as provided in Section 21 below. Notwithstanding the employer/employee relationship that exists between the Leased Employees and the Owners, Broker will, subject to applicable FCC rules, regulations and policies, have the authority to supervise, direct and control the Leased Employees to the extent necessary for Broker to fulfill its rights and obligations under this Agreement; provided, however, that the Owners shall have sole discretion to make and effectuate all staffing and personnel decisions involving employees or independent contractors employed or retained by the Owners in connection with the operation of the Station, and Broker shall have no control or right of review whatsoever over any decision by the Owners to hire or to dismiss or terminate any Leased Employee. During the Leased Employee Period, each Leased Employee shall receive substantially the same benefits and other consideration from the Owners to which such employee was entitled to from the Owners prior to the Leased Employee Period (provided that if the Owners and their affiliates make changes to the benefits offered to all of their employees, such changes shall apply to the Leased Employees as well.


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                  (iii) The Owners shall be responsible for the payment of all expenses of operating and maintaining the Station during the Term and as necessary for the Owners to maintain licensed transmitting capability of the Station and to fulfill License Company's obligations as an FCC licensee.

              (c) Additional Responsibilities.

                  (i) Each of the Owners and Broker shall be fully responsible for the supervision and direction of their respective employees.

                  (ii) Broker and the Owners shall pay their respective expenses with regard to the Station and in no event will any such payable remain unpaid for more than thirty (30) days after it is due unless such payable is being disputed in good faith.

              (d) Renewal, Modification and Cancellation of Contracts. The Owners will comply with all reasonable requests of Broker with respect to the renewal and cancellation of Contracts (in accordance with their terms) other than the Affiliation Agreement, or the entry into or the modification of such Contracts, which affect Broker's time brokerage activities with regard to the Station pursuant to this Agreement. Notwithstanding anything herein to the contrary, with respect to the Affiliation Agreement, the Owners and the Broker agree that if at any time during the Term the Affiliation Agreement terminates, the Owners and the Broker shall use their reasonable good faith best efforts to cooperate with each other in the procurement of, negotiation of, and the agreement on, a new network affiliation agreement with respect to the Station.

      6.      Revenues and Deposits.

                 (a) Receipts from Broadcast Time Sales and Uses of Station's Studio/ Production Facilities. During the Term of the Agreement, Broker shall have the exclusive right to sell, either directly or indirectly through sales representatives, all programs and commercials aired on the Station (whether during programming selected by Broker or programming selected by the Owners), and production fees for uses of the Station's studio/production facilities, whether aired or earned before or during the Term. Broker may contract and bill in its own name for the sale of broadcast time on the Station and uses of the Station's studio/production facilities.

                 (b) Revenues; Bank Accounts. Broker may deposit any revenues it receives pursuant to Section 6(a) above or otherwise with respect to the Station into a bank account (or accounts) of Broker established by Broker, in Broker's name, for this purpose (the "Broker's Bank Account(s)"), and the funds in such Broker's Bank Account(s) shall be the property of Broker. Broker shall be authorized to endorse payments received in names other than Broker's (e.g., "KODE," or "KODE-TV") in order to deposit such payments into the Broker's Bank Account(s).


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      7. Owners' Compliance With FCC Rules and Policies. The Owners shall comply in all material respects with all FCC rules and policies applicable to the Station. In this regard, without limiting the foregoing sentence, the Owners shall be responsible for ascertaining the needs and interests of KODE's service area, maintaining its political broadcasting and public inspection files and maintenance logs, setting political advertising policies (subject to Section 12 below), preparing the quarterly issues/programs lists and children's programming reports and making all required FCC filings with regard to the Station.

      8. Programming and the Public Interest.

            (a) Broker acknowledges and agrees that Broker shall enter into all new permitted programming agreements and arrangements in its own name and not in the name of the Owners or the Station. Throughout the Term, unless otherwise agreed to by the parties hereto in writing, Broker shall, subject to the Contracts and the other terms and conditions of this Agreement, program the Station so as to maintain a general, advertiser-supported, national network-affiliated, entertainment/sports format, with some mix permitted of home shopping, religious, foreign language and infomercial programming. The Station shall not become predominantly a home shopping, religious, foreign language and/or infomercial television station. The programming selected by Broker or at its discretion shall consist of such materials as are determined by Broker to be appropriate and/or in the public interest including, without limitation, public affairs programming, public service announcements, entertainment, news, weather reports, sports, promotional material, commercial material and advertising.

            (b) Following the Commencement Date, Broker's management personnel as designated by Broker will meet at least weekly with Owners' Station Manager in order to help formalize the Owners' oversight over Broker's activities at the Station. At such meetings, the Owners will, among other things, (i) provide Broker with the results of Owners' ongoing efforts to ascertain the problems, needs and interests of KODE's service area, so that the programming and public service announcements selected and/or scheduled by Broker for the Station will be responsive thereto, (ii) inform Broker of all views, comments, suggestions and complaints concerning Broker's Programming actually received by the Owners,
(iii) provide suggestions for future public service programs and public service announcement campaigns, and (iv) review Broker's Programming for children. In the event the Owners determine that additional attention should be directed to particular community needs, Broker will cooperate to assure that the Station's locally-produced programming serves those needs. If the Owners acquire syndicated programming in addition to Owners' Public Affairs Programming, then all expenses for such additional programming will be paid by the Owners and will not be included in the reimbursements due the Owners under this Agreement (as part of the Time Brokerage Fees). Such programs will be aired on the Station at a mutually agreeable time between 6:00 AM and 12:00 midnight Central time. Broker shall be entitled to any and all revenues received from time sales of or during any such programs to the extent such revenues exceed Owners' reasonable out-of-pocket costs of obtaining such additional syndicated programming.

            (c) Broker shall provide the Owners promptly with all documents Broker receives which are required to be placed in KODE's political or public inspection files. Broker shall, upon


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reasonable request by Owners, provide Owners with information with respect to programs and public service announcements broadcast on the Station which are responsive to the problems, needs and issues facing the residents of the Station's service area and Broker's Programming for children, so as to assist the Owners in the preparation of required programming reports, and will assist Owners upon request in compiling such other information which is reasonably necessary to enable Owners to prepare other records and reports required by the FCC or other government agencies.

            (d) Anything in this Agreement to the contrary notwithstanding, the Owners shall have the full and unrestricted right to reject, delete and not broadcast any material contained in any part of Broker's Programming which the Owners in good faith determine would be contrary to law (including, without limitation, the rules, regulations and policies of the FCC) or the public interest. The Owners shall retain ultimate control over the Station's policies and standards, and, in that regard, shall adopt written standards, generally in accordance with industry standards for commercial television broadcast stations, in substantially the same form and substance as Exhibit B attached hereto, for the acceptance of programming material and commercial announcements. Broker hereby covenants, warrants and represents that with regard to the Station it will, at all times during the Term, comply in all material respects with such standards for acceptance of Broker's Programming, and, further, all Broker's Programming shall be in accordance with all applicable law, including, without limitation, the rules, regulations and policies of the FCC.

      9. Special Programs. Anything in this Agreement to the contrary notwithstanding, the Owners reserve the right, in good faith, to preempt Broker's programs for the Station to broadcast special programs on occasion concerning issues or events of local, regional or national importance in the event that Broker does not broadcast the same on its own initiative or in the event that the Owners reasonably determine in good faith that the amount of Broker's coverage of such issues or events on the Station is inadequate; provided however, that in all such cases, the Owners will use their commercially reasonable efforts to give Broker reasonable notice of their intention to preempt programs scheduled by Broker.

      10. Station Identification. The Owners will be responsible for the proper broadcast of FCC-required station identification announcements on the Station; provided, however, that Broker, while conducting its activities with regard to the Station pursuant to this Agreement, shall broadcast all required station identification announcements in form and content approved by the Owners with respect to the Station in full compliance with FCC rules, regulations and policies.

      11. Station Facilities.

            (a) Operation of Station. Subject to Section 1(b), during the Term, the Owners shall maintain the Station at least at ninety percent (90%) of the Station's currently authorized effective radiated power, for the entire time that the Station is on the air, except for downtime occasioned by required maintenance and other interruptions contemplated by Section 11(b) below and events described in Section 15 of this Agreement. Any routine or non-emergency maintenance work affecting operation of the Station at full power shall be scheduled with at least forty-eight (48) hours prior notice to Broker, and, to the extent possible, shall not take place during a rating period;


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and to the extent possible the Owners shall cause such maintenance work to be performed between the hours of 1:00 AM and 6:00 AM Central time.

            (b) Interruption of Normal Operations. If the Station suffers any loss or damage of any nature to its transmission or studio facilities which results in the interruption of service or the inability of the Station to operate with its maximum authorized facilities (other than damage or destruction caused by Broker), the Owners shall proceed to make such repairs as are necessary to restore full-time operation of such Station with its maximum authorized facilities as promptly as is commercially reasonable following the occurrence of any such loss or damage. If the Owners are unable to or do not commence such repairs as set forth above, Broker may undertake such repairs at its own expense.

            (c) Studio Location. The Owners shall maintain a main studio facility in accordance with the Communications Act and the FCC's rules and policies, and shall staff said main studio consistent with the FCC's rules and policies.

      12. Political Advertising. Broker shall maintain and deliver to the Owners all records and information required by the FCC to be placed in the public inspection file of the Station pertaining to the broadcast of political programming and advertisements, and to the broadcast of programming addressing political issues, in accordance with Sections 73.1943 and 73.3526 of the FCC's rules. Broker shall consult and cooperate with the Owners and comply with all applicable statutes, and the rules, regulations and policies of the FCC, as announced from time to time, with respect to the carriage of political advertisements and programming and the charges therefor. Broker promptly shall supply to the Owners such information and documentation relating to such programming, political advertisements and the charges therefor as the Owners are required to maintain in their public inspection file or as they may reasonably request. In the Owners' sole discretion, Broker shall release advertising availabilities and program time as required by the FCC's rules and policies to permit the Station to comply with the reasonable access provisions of Section 312(a)(7) of the Communications Act and the equal opportunities provision of
Section 315 of the Communications Act and the rules and policies of the FCC promulgated thereunder.

      13. Children's Programming. (i) Broker agrees that it will not broadcast advertising on the Station within programs designed for children age twelve (12) years or under in excess of the amounts permitted under the FCC's rules, (ii) Broker will pre-screen children's programming broadcast on the Station during the hours it is providing such programming, to establish that advertising will not be broadcast in excess of the applicable FCC rules, and (iii) Broker agrees to broadcast sufficient children's programming on the Station to be in full compliance with the rules and policies of the FCC. Broker shall be responsible for providing all necessary information and documentation with respect to children's programming to the Owners to enable Owners to prepare all reports and certifications required to be placed in the Station's public inspection file. Such reports and certifications shall include, without limitation, the following: (a) a quarterly report on children's programming pursuant to Section 73.3526(e)(11)(iii) of the FCC's rules; and (b) a certificate with respect to compliance with advertising limits in children's programs pursuant to Section 73.3526(e)(11)(ii) of the FCC's rules. Broker shall provide the Owners with information

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regarding the titles of all children's programs carried on the Station in the past quarter in which the advertising limits apply, both local and network, all program segments during which the allowed commercial limits were exceeded, and a separate memo explaining why any excesses occurred. In carrying out its obligations with respect to children's programming, Broker shall further maintain records with respect to commercial matter in children's programming either in the form of logs of programs reflecting the commercial time, tapes of the programs, lists of commercial minutes aired in identified children's programs, or appropriate certificates from networks and syndicators with respect to compliance with the FCC's requirements on commercial limits.

      14. Handling of Communications. Broker and the Owners shall cooperate in promptly responding to all mail, emails, telegrams or telephone calls directed to the Station in connection with Broker's Programming, Broker or any other matter relevant to Broker's responsibilities and obligations under this Agreement. Broker shall promptly provide copies of all such correspondence that it receives to the Owners, and the Owners shall promptly provide copies of all such correspondence that they receive to Broker. Promptly upon receipt, Broker shall advise the Owners, and the Owners shall advise Broker, of any public or FCC complaint or inquiry known to Broker or the Owners, as applicable, concerning Broker's Programming, and each shall provide the other with copies of any letters from the public, including complaints concerning Broker's Programming. Upon the Owners' request, Broker shall broadcast material responsive to such complaints and inquiries relating to FCC complaints and any other matters required to be handled by the Owners under the rules and regulations of the FCC.

      15. Force Majeure. If there occurs any failure or impairment of facilities for broadcast or any delay or interruption in the broadcast of programs, any failure at any time to furnish facilities for broadcast or any other failure by the Owners to perform any of their obligations under this Agreement, in each case due to causes beyond the control of the Owners (including, without limitation, by reason of any fire, strike, labor unrest, embargo, civil commotion, rationing or other order or requirement, act of civil or military authorities, act of God, or other contingencies beyond the control of the Owners), then such failure, impairment, delay or interruption, by itself, shall not constitute a breach of, a default or an Event of Default of the Owners under this Agreement and the Owners will not be liable to Broker for any such failure, impairment, delay or interruption so long as (if the Owners elect to remedy such failure, impairment, delay or interruption) the Owners undertake and continue reasonable efforts to remedy any such failure, impairment, delay or interruption by returning the Station to their condition prior to such damage. Promptly thereafter, if the Owners elect to do so by written notice to Broker, the Owners will obtain any applicable insurance proceeds and apply such proceeds to the cost of remedying such failure, impairment, delay or interruption; provided that, if the Owners determine that they will not do so, the Owners will give Broker prompt written notice of such determination. If the Owners elect not to remedy such failure, impairment, delay or interruption (or if the Owners make no election prior to the 10th day after such failure, impairment, delay or interruption occurs), then Broker may elect to obtain such insurance proceeds and effect such remedy by giving the Owners written notice to that effect.

      16. Trade Secrets and Proprietary Information. In the event that: (a) any trade secrets or other proprietary information of Broker in connection with this Agreement become known to the

Owners, and (b) such trade secrets and/or proprietary information are not otherwise available in the public domain or known publicly, the Owners agree to maintain the confidentiality of such trade secrets and/or proprietary information and not to use or disclose any such trade secrets and/or proprietary information without the prior written consent of Broker (except as required by law, rule or regulation, or by order of any government agency or court or for filing tax returns or enforcing their rights and remedies under this Agreement).

            In the event that: (i) any trade secrets or other proprietary information of the Owners in connection with this Agreement become known to Broker, and (ii) such trade secrets and/or proprietary information are not otherwise available in the public domain or known publicly, Broker agrees to maintain the confidentiality of such trade secrets and/or proprietary information and not to use or disclose any such trade secrets and/or proprietary information without the prior written consent of the Owners (except as required by law, rule or regulation, or by order of any government agency or court or for filing tax returns or enforcing its rights and remedies under this Agreement).

            The provisions of this Section 16 shall continue in effect for two
(2) years after the termination of this Agreement.

      17. Payola and Conflicts of Interest. Each of Broker and the Owners agrees not to, and to use reasonable efforts to cause its employees who have the ability to cause the broadcast of programs and/or commercial matter on the Station not to, accept any consideration, compensation or gift or gratuity of any kind whatsoever, regardless of its value or form, including, but not limited to, a commission, discount, bonus, material, supplies or other merchandise, services or labor (collectively, "Consideration"), whether or not pursuant to written contracts or agreements between Broker, the Owners and merchants or advertisers, in consideration for the broadcast of any matter on the Station unless the payor is identified, in the broadcast for which Consideration was provided, as having paid for or furnished such Consideration, in accordance with Sections 317 and 507 of the Communications Act [47 U.S.C. ss.ss. 317 and 508] and the FCC's rules and policies. Broker agrees to execute, and, as a condition of each such employee's employment, to cause each of Broker's employees to execute, at least once every calendar year, a payola/conflict of interest affidavit in the form attached hereto as Exhibit C, and Broker agrees to deliver the originals of all such affidavits to the Owners as expeditiously as possible following their execution.

      18. Broker's Compliance with Law. Broker agrees that all activities, actions, operations and transactions taken or entered into by Broker pursuant hereto will comply in all respects with the Communications Act of 1934, as amended, and the published rules and policies of the FCC (collectively, the "Communications Laws") and all other applicable federal, state and local laws, statutes, ordinances, rules and regulations, and all applicable court or administrative orders or processes, and Broker shall not take any action that would cause the Owners, the Station, or, in respect of the Station, the Broker to violate or conflict with any Communications Laws or any other such laws, statutes, ordinances, rules, regulations, orders or processes.

      19. Indemnification; Broker's Action.

            (a) Broker's Indemnification of the Owners. Broker will indemnify and hold harmless the Owners and the Owners' employees, agents, officers, contractors and affiliates from and against any and all liability, claims, losses, damages and causes of action including but not limited to reasonable attorney's fees (collectively, "Losses") arising out of or related to (i) any material breach or default by Broker of any of its representations, warranties, covenants or agreements made in this Agreement, (ii) Broker's Programming and commercial advertisements provided, furnished or sold by Broker, and (iii) the conduct and activities of Broker, its employees, contractors or agents (including negligence and including conduct and activities of the Leased Employees except to the extent directed by the officers of the Owners or their affiliates). Without limiting the generality of the foregoing, Broker will indemnify and hold harmless the Owners and the Owners' employees, agents, officers, contractors and affiliates from and against any and all Losses for libel and slander, infringement of trademarks, service marks or trade names, invasion or violation of rights of privacy or infringement of copyrights and other proprietary rights resulting from Broker's Programming or commercial advertisements provided, furnished or sold by Broker. Broker's obligation to indemnify and hold harmless the Owners and the Owners' employees, agents, officers, contractors and affiliates from and against the Losses specified above shall survive any termination of this Agreement until the expiration of all applicable statutes of limitation. Notwithstanding anything herein to the contrary, Broker shall not be required to indemnify the Owners or their employees, agents, officers, contractors or affiliates with respect to Losses relating to the terms of this Agreement or any other Agreement approved by the Owners entered into in connection hereto being in conflict with, or resulting in a breach or default of, any contract or agreement to which the Owners or their affiliates are party to or bound by; provided further that no such conflict, breach or default shall be deemed to be a breach of any provision of this Agreement.

            (b) The Owners' Indemnification of Broker. Subject to Section 19(c) below, the Owners will indemnify and hold harmless Broker and Broker's employees, agents, officers, contractors and affiliates from and against any and all Losses arising out of or related to (i) any material breach or default by the Owners of any of their representations, warranties, covenants or agreements made in this Agreement, (ii) the Owners' Programming provided or furnished by the Owners under this Agreement, and (iii) the conduct and activities of the Owners, their employees, contractors or agents (including negligence) (except, with respect to Leased Employees, to the extent such employees' conduct and activities are not directed by officers of the Owners or their affiliates). Without limiting the generality of the foregoing, the Owners will indemnify and hold harmless Broker and the Broker's employees, agents, officers, contractors and affiliates from and against any and all Losses for libel and slander, infringement of trademarks, service marks or trade names, invasion or violation of rights of privacy or infringement of copyrights and other proprietary rights resulting from the Owners' Programming provided or furnished by the Owners under this Agreement. The Owners' obligation to indemnify and hold harmless Broker and Broker's employees, agents, officers, contractors and affiliates from and against the Losses specified above shall survive any termination of this Agreement until the expiration of all applicable statutes of limitation.

            (c) Broker's Activities. Notwithstanding any provision of this Agreement to the contrary, none of the following shall be deemed a default, Event of Default (as defined below) or breach of the Owners' representations, warranties, covenants or agreements under this Agreement: (i) any fact or circumstance that occurs as a result of either any action or omission to act by Broker pursuant to this Agreement, or by virtue of Broker's activities or operations with respect to the Station, or (ii) without limiting the foregoing clause (i), any failure of the Owners to comply with the terms of this Agreement including, without limitation, Section 5(b)(iii), which is caused by Broker's failure to pay the Time Brokerage Fees as required by the terms of this Agreement.

            (d) Indemnification Procedures. The procedures for making a claim for indemnification under Sections 19(a) and 19(b) and defending and settling any third-party claim of this Agreement shall be governed by the provisions set forth in Sections 9.3 and 9.4 of the Purchase Agreement, as applicable.

            (e) Insurance. Broker and the Owners each shall maintain broadcasters' liability insurance policies covering libel, slander, invasion of privacy and the like, general liability, blanket crime, property damage, business interruption, automobile liability, and workers' compensation insurance in forms and amounts customary in the television broadcast industry (in Broker's case to the extent commercially reasonable, for example Broker shall not be required to get insurance specifically with respect to property it doesn't own), and each of the parties hereto shall name the other as an additional insured under such policies to the extent that their respective interests may appear and shall provide for notice to the other party prior to cancellation thereof. Upon request, each party shall provide the other with certificates evidencing such insurance, and shall further provide certificates evidencing renewal thereof prior to the expiration of such policies.

      20. Events of Default. There shall exist an "Event of Default" under this Agreement if (after the expiration of any applicable cure period):

            (a) Insolvency. Either party hereto (i) makes a general assignment for the benefit of creditors or (ii) files or has filed against it a petition for bankruptcy, for reorganization or for the appointment of a receiver, trustee or similar creditors' representative for the property or assets of such party under any federal or state insolvency law, which if filed against such party has not been dismissed or discharged within sixty (60) days thereafter; or

            (b) Breach or Default in Representations and Covenants. Broker or, subject to Section 19(c) above, the Owners breach any material representation or warranty made by it or them in this Agreement, or in any certificate or document furnished by any of them to the other pursuant to this Agreement, or default in the observance or performance of any material covenant, agreement, condition or undertaking contained in this Agreement; provided, however, that an Event of Default shall not be deemed to have occurred under this Section 20(b) until fifteen (15) days after the non-defaulting party has provided the defaulting party with written notice specifying the event or events that, if not cured, would constitute an Event of Default, and such event has not been cured within such time period. The 15-day period described above will be extended for a reasonable period of time if the defaulting party is acting in good faith to cure and such delay is not materially adverse to the other party; or

            (c) Non-Payment. Broker's failure to timely pay any of the Time Brokerage Fees; provided, however, that an Event of Default shall not be deemed to have occurred under this Section 20(c) until five (5) days after the Owners have provided Broker with written notice specifying such non-payment that, if not cured, would constitute an Event of Default, and such non-payment has not been cured within such time period; or

      21. Termination. In addition to any other remedies available to the parties hereto at law or in equity, this Agreement may be terminated as set forth below by either Broker or the Owners by written notice to the other party (if in the case of Section 21(a) below, the party seeking to terminate is not then in material default or breach hereof or of the Purchase Agreement):

            (a) Termination Upon Event of Default. Upon the occurrence of an Event of Default, the non-defaulting party may terminate this Agreement, provided that it is not also in material breach of this Agreement or the Purchase Agreement, and provided further that if the matter of whether an Event of Default has occurred is the subject of a dispute pursuant to this Agreement, then this Agreement will terminate on the thirtieth (30th) day after the final determination that such Event of Default has occurred.

            (b) Termination Upon Order of Governmental Authority. A "Governmental Termination Event" will occur if any court or federal, state or local government authority (including the FCC) orders or takes any action which becomes effective and which requires the termination or material curtailment of Broker's activities with respect to the Station pursuant to this Agreement; provided that such order or action will no longer constitute a Governmental Termination Event if such action or order is subsequently stayed or ceases to be effective. If any court or federal, state or local government authority announces or takes any other action or proposed action which is reasonably likely to result in a Governmental Termination Event, then either Broker or the Owners may seek administrative or judicial relief therefrom (in which event the other of them shall cooperate with such effort in any reasonable manner requested) and consult with such agency and its staff concerning such matters and, in the event that this Agreement is not terminated as provided herein, use their reasonable best efforts and negotiate in good faith a modification to this Agreement which would obviate any such questions as to validity while preserving, to the extent possible, the intent of the parties and the economic and other benefits of this Agreement and the portions hereof the validity of which are called into question. If the FCC designates the license renewal application of the Station for a hearing as a consequence of this Agreement or for any other reason, or initiates any revocation or other proceeding with respect to the authorizations issued to the Owners for the operation of the Station, then the Owners and Broker shall each use diligent, reasonable efforts to contest such action, and shall each be responsible for its own expenses incurred as a consequence of such FCC proceeding. Broker shall cooperate and comply with any reasonable request of the Owners to assemble and provide to the FCC information relating to Broker's performance under this Agreement. In the event of termination of Broker's activities with respect to the Station pursuant to this Agreement as a result of any Governmental Termination Event, the Owners shall cooperate reasonably with Broker to the extent permitted to enable Broker to fulfill advertising or other programming contracts then outstanding. If a Governmental Termination Event occurs, then the Term will continue until the date upon which the activities of Broker and the Owners are required to be ceased, as mandated by the agency or authority which brought about such Governmental Termination Event.

            (c) Termination Upon Sale of Station. Notwithstanding any other provision of this Agreement to the contrary, this Agreement shall automatically terminate (except for the provisions of Sections 16, 19 and 22, which shall survive any such termination) upon the consummation of the Closing or the earlier termination of the Purchase Agreement.

Anything to the contrary herein notwithstanding, no expiration or termination of this Agreement shall terminate the obligation of each party to indemnify the other as provided in this Agreement or limit or impair any party's rights to receive payments due and owing or accruing under this Agreement on or before the date of such termination (including, without limitation, Broker's obligation to pay all of the Time Brokerage Fees that have accrued or are owed on or before the date of such termination), which rights and obligations shall survive any such expiration or termination of this Agreement.

      22. Effect of Termination Other Than at Closing. If this Agreement terminates other than at Closing:

            (a) Reimbursement of Capital Expenditures. Owners shall reimburse Broker, within twenty (20) days of notice and documentation from Broker, for capital expenditures for the Station (including those described in Section 23 below) which Broker paid pursuant to this Agreement or the Purchase Agreement, either directly (to the extent approved by Owners, which approval Owners will not unreasonably withhold) or by reimbursing Owners, and upon reimbursement thereof by the Owners, Broker shall assign, transfer and convey to the Owners good and marketable title to any property purchased with such capital expenditures free and clear of any and all liens, charges, security interests and encumbrances.

            (b) Collection of Post-Commencement, Pre-Termination Receivables and Payment of Post-Commencement, Pre-Termination Payables. The following procedures hereinafter set forth in this Section 22 will apply with respect to the accounts receivable of the Station pursuant to contracts pursuant to which commercial air time of the Station has been sold or traded in consideration for any property or services in lieu of or in addition to cash and cash equivalents (the "Trade Contracts") as of the time (the "Termination Time") at which this Agreement terminates other than at Closing (the "Pre-Termination Trade Receivables"), the other accounts receivable of the Station as of the Termination Time (the "Pre-Termination Receivables"), the accounts payable of the Station pursuant to Trade Contracts as of the Termination Time (the "Pre-Termination Trade Payables"), and the other current liabilities of Broker, with respect to the Station, as of the Termination Time (the "Pre-Termination Payables"), in each case excluding those accounts receivable and accounts payable existing as of the Commencement Time and in each case as determined in accordance with Section 2.4 of the Purchase Agreement and Section 22(i) of this

Agreement. The Time Brokerage Fee will not be a Pre-Termination Receivable or a Pre-Termination Payable.

            (c) Billing and Performance by Owners. From and after the Termination Time, on behalf of Broker, Owners, at no charge to Broker, will (in accordance with Owners' standard billing procedures for the Station) issue invoices for advertising time sold and provided by the Station prior to the Termination Time and not invoiced by Broker prior to the Termination Time, and will use their respective commercially reasonable efforts to cause the Station to perform Broker's obligations with respect to the Pre-Termination Trade Payables.

            (d) Collection and Application by Owners. Effective at the Termination Time, Broker shall assign to Owners the Pre-Termination Receivables and the Pre-Termination Trade Receivables. During the four months after the Termination Time (the "Collection Period"), Owners will use commercially reasonable efforts in accordance with their normal business practices (not including resorting to or threatening litigation) to collect the Pre-Termination Receivables. Owners will not be required to segregate the proceeds of the collection of the Pre-Termination Receivables from other funds of Owners. Collections from any Person which is a debtor with respect to a Pre-Termination Receivable (a "Pre-Termination Debtor") will be applied in the chronological order of Owners' and Broker's billings to such Pre-Termination Debtor (i.e., to the oldest unpaid billing first) except to the extent that (i) such Pre-Termination Debtor disputes its obligation to pay such billing or (ii) such Pre-Termination Debtor indicates that such payment is to be applied in another, specified manner (in which case it will be applied in such manner). Owners will take no action to encourage a Pre-Termination Debtor to dispute its obligation to pay any billing that relates to a Pre-Termination Receivable or encourage a Pre-Termination Debtor to specify that any payment from such Pre-Termination Debtor is to be applied to billings to such Pre-Termination Debtor other than in their chronological order.

            (e) Non-Interference. So long as Owners are in compliance with this
Section 22, during the Collection Period, neither Broker nor any agent of Broker will make any direct solicitation of any Pre-Termination Debtor for purposes of collecting any Pre-Termination Receivable, except as may be agreed to by Owners and except with respect to Delinquent Accounts. "Delinquent Accounts" means those Pre-Termination Receivables which may be or become more than 180 days past due and those accounts with respect to which Owners have received written notice of a dispute from the related Pre-Termination Debtor (a copy of which notice Owners will promptly forward to Broker). Owners will not discourage any Pre-Termination Debtor from paying, or otherwise interfere with Broker's efforts in accordance with this Section 22 to collect, any Delinquent Account; provided that Owners will not be prohibited from ceasing or altering their methods of doing business with any such Pre-Termination Debtor or pursuing or taking any action in connection with the collection of any amount which may be owing by any such Pre-Termination Debtor to Owners or any of Owners' Affiliates.

            (f) Payment of Pre-Termination Payables. During the Collection Period, Owners will pay and discharge the Pre-Termination Payables as and when the same become due and payable. For this purpose, Owners may utilize the proceeds of the collection of the Pre-Termination

Receivables and/or other funds of Owners; provided that Owners shall not be required to expend in the payment or discharge of Pre-Termination Payables an amount in excess of the proceeds of the Pre-Termination Receivables actually received by them.

            (g) Adjustment Amount. The "Net Adjustment" means the following:

                  (i) the aggregate amount of the proceeds of the Pre-Termination Receivables actually received by Owners during the Collection Period, reduced by

                  (ii) the aggregate amount actually paid by Owners during the Collection Period in satisfaction of the Pre-Termination Payables, further reduced by

                  (iii) the aggregate amount of the Pre-Termination Payables that have not become due and payable prior to the end of the Collection Period (e.g., any portion of the accrued vacation pay accrued following the Commencement Time and as of the Termination Time in respect of vacations that have not been taken as of the end of the Collection Period), and further reduced by

                  (iv) the amount (if any) by which the excess (if any) of the Pre-Termination Trade Payables over the amount of the Pre-Termination Trade Receivables exceeds Fifteen Thousand Dollars ($15,000).

            At the end of the Collection Period, the Owners shall reassign to Broker the Pre-Termination Receivables, to the extent they have not been collected prior to the end of the Collection Period, and thereafter the Owners will turn over to Broker any proceeds of the Pre-Termination Receivables actually received by the Owners after the end of the Collection Period.

            (h) Reports: Adjustment Procedures.

                  (i) Monthly Report. On or prior to the 30th day after the end of each month during the Collection Period, the Owners will prepare and submit to Broker a report providing reasonable detail with respect to the Owners'
                        (A) collections of Pre-Termination Receivables, and (B) payments of Pre-Termination Payables, in each case pursuant to this Section 22.

                  (ii) Report After End of Collection Period. Estimated Payment. On or prior to the 30th day after the end of the Collection Period, the Owners will prepare and submit to Broker a report (the "Owners' Report") setting forth the Owners' determination of the Net

                        Adjustment (the "Estimated Adjustment"). The Estimated Adjustment will become final and binding upon the Owners and Broker, and thus become the "Final Net Adjustment", on the fifteenth (15th) business day after the Owners' Report is delivered to Broker unless, prior to such date, Broker gives the Owners written notice stating that the Broker disagrees with such determination and, to the extent reasonably possible, stating in reasonable detail the nature, extent of, and basis for, Broker's disagreement.

                  (iii) Mutual Resolution. If Broker timely gives the Owners such a dispute notice, then, during the 30 days after Broker gives such dispute notice, Broker and the Owners will attempt in good faith to resolve such disagreement, including paying the amounts agreed upon; and any mutual determination and payment of the Final Net Adjustment by Broker and the Owners will be final and binding upon the Owners and Broker on the date of such mutual determination.

                  (iv) Resolution by Accounting Firm. If any such dispute cannot be resolved by the Owners and Broker on or prior to such 30th day, then such dispute will be referred to an independent public accounting firm of national stature which is designated and retained by the Owners and approved by Broker (which approval Broker will not unreasonably withhold) and which has not been employed by any party or any of its affiliates during any portion of the three years preceding the date of such retention, and such firm's determination of the Final Net Adjustment will be final and binding upon the Owners and Broker. The fees and expenses of the independent accounting firm shall be shared equally by the Owners, on the one hand, and Broker, on the other hand.

                  (v) Final Settlement. Within five (5) business days after the Final Net Adjustment is finally determined in accordance with this Section 22: subject to payments made pursuant to clause (iii) above (x) if the Final Net Adjustment is greater than zero, then the Owners will pay to Broker the amount by which the Final Net Adjustment exceeds zero, and (y) if the Final Net Adjustment is less than zero, then Broker will pay to the Owners the amount by which the Final Net Adjustment is less than zero. The amount to be paid will be paid by wire transfer of immediately available funds to an account of the recipient specified by notice to the paying party.

            (i) Proration. In the event of termination of this Agreement (other than by reason of the Closing), the parties shall pro rate the revenues, expenses, and liabilities attributable to the Station, including the power and utilities, ad valorem property taxes (upon the basis of the most recent assessment available), rents, income and sales taxes, and similar accruing, prepaid and deferred items, in accordance with the principles that the Broker will be allocated revenues earned or accrued, and expenses, costs and liabilities incurred in or allocable, with respect to the business and operation of the Station from the Commencement Time through the Termination Time and the Owners will be allocated revenues earned or accrued, and expenses, costs and liabilities incurred in or allocable, with respect to the business and operation of the Station after the Termination Time.

            (j) Condition of Property. Broker shall return the Owners' assets, properties and facilities in the condition such assets, properties and facilities were in as of the date of this Agreement, ordinary wear and tear excepted.

      23. Advanced Television/High Definition Television. The FCC has authorized additional spectrum for digital television service and has assigned to the Owners a specific channel on which KODE may transmit digital television broadcasts (the "DTV Channel"). To the extent that the DTV Channel is operational prior to the Closing, Broker shall have the right to utilize the DTV Channel and the facilities authorized with respect thereto under the terms and conditions set forth herein. In the event that the FCC assesses the Owners any spectrum fees or other charges for the Broker's use of the DTV Channel, such FCC fees and other charges shall be subject to reimbursement by Broker pursuant to Exhibit A hereof.

      24. Billing; Records. Broker shall keep written records relating to the sale of commercial advertising on the Station and Broker's Programming consistent with Broker's or its affiliates' past practices. The parties hereto and their authorized agents, officers and representatives, upon prior written request, shall have reasonable access to the appropriate books and records of the other parties hereto to conduct such examination and investigation as the requesting party or parties deem reasonably necessary to assure compliance with the terms and provisions of this Agreement and to permit the parties hereto to comply with their tax reporting compliance requirements, provided that such examination and investigation shall be at the requesting party's or parties' sole cost and expense and shall be during the Station's normal business hours.

      25. Notices. All notices, demands and requests required or permitted to be given under the provisions of this Agreement shall be (a) in writing, (b) delivered to the recipient by telecopy or facsimile machine, in person or sent by commercial delivery service or registered or certified mail, postage prepaid and return receipt requested, (c) deemed to have been given on the date received by the recipient (if delivered in person, by telecopy or facsimile machine or by registered or certified mail) or on the date set forth in the records of the delivery service (if delivered by commercial delivery service) and (d) addressed as follows:

      If to the Owners:

                        c/o GOCOM Holdings, LLC
                        7621 Little Avenue, Suite 506
                        Charlotte, NC  28226
                        Attention:    Ric Gorman
                        Telecopy No.: (704) 341-0945

      with a copy (which shall not constitute notice to the Owners) to:

                        Wyrick Robbins Yates & Ponton LLP
                        4101 Lake Boone Trail
                        Suite 300
                        Raleigh, NC 27607
                        Attention:    Stephen Brissette
                        Telecopy No.: (919) 781-4865

                        and

                        Cohn and Marks
                        1920 N Street, NW
                        Suite 300
                        Washington, DC  20036
                        Attention:    Joseph M. Di Scipio, Esq.
                        Telecopy No.: (202) 293-4827

      If to Broker:
                        Mission Broadcasting of Joplin, Inc.
                        544 Red Rock Drive
                        Wadsworth, OH 44281
                        Attention:    David S. Smith
                        Telecopy No.: (330) 336-8454

      with a copy (which shall not constitute notice to Broker) to:

                        Arter & Hadden LLP
                        1801 K Street, N. W.
                        Washington, DC  20006-1301
                        Attention:    Howard M. Liberman
                        Telecopy No.: (202) 857-0172

                        Kirkland & Ellis
                        Citigroup Center
                        153 East 53rd Street
                        New York, NY 10022
                        Attention:  John Kuehn
                        Telecopy No.: (212) 446-4900

or to any such other or additional Persons and addresses as the parties may from time to time designate in a writing delivered in accordance with this Section 25.

      26. Modification and Waiver. No amendment, supplement or modification of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the party against whom enforcement of any such amendment, supplement or modification is sought, and then such amendment, supplement or modification shall be effective only in the specific instance and for the purpose for which given.

      27. Construction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

      28. Headings. The headings in this Agreement are included for ease of reference only and will not control or affect the meaning or construction of the provisions of this Agreement.

      29. Assignment; Change of Control. This Agreement and any rights, benefits, interests, obligations or liabilities or interests in this Agreement may not be assigned by either party (including by way of a transfer of a majority of the direct or indirect voting power of either Owner or the Broker) without the express written approval of the other party, which consent shall not be unreasonably withheld; provided that the Owners and the Broker shall be permitted to assign their respective rights hereunder to their respective lenders without obtaining any such written approval.

      30. Counterparts. This Agreement may be signed in any number of counterparts with the same effect as if the signature(s) on each such counterpart were upon the same instrument. This Agreement shall be effective as of the date first above written. This Agreement may be executed and delivered in counterpart signature pages executed and delivered via facsimile transmission, and any such counterpart executed and delivered via facsimile transmission shall be deemed an original for all intents and purposes.

      31. Entire Agreement. This Agreement and the Purchase Agreement, and the documents referred to herein and therein contain the entire agreement between the parties with respect to the subject matter of this Agreement, and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

      32. No Partnership or Joint Venture Created. Nothing in this Agreement shall be construed to create a partnership or joint venture between the Owners and Broker or to afford any rights to any third party other than as expressly provided herein. Neither the Owners nor Broker shall have any authority to create or assume in the name or on behalf of the other party any obligation, express or implied, or to act or purport to act as the agent or legally empowered representative of the other party hereto for any purpose.

      33. Severability. Whenever possible each provision of this Agreement will be interpreted so as to be effective and valid under applicable law. Subject to the provisions of Section 22 above, if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise affecting the remainder or such provision or the remaining provisions of this Agreement.

      34. Legal Effect. This Agreement shall be binding shall inure to the benefit of the parties hereto, their heirs, executors, personal representatives, successors and assigns.

      35. No Party Deemed Drafter. No party will be deemed the drafter of this Agreement and if this Agreement is construed by a court of law such court should not construe this Agreement or any provision against any party as its drafter.

      36. Further Assurances. Each of the Owners and the Broker agree that they shall use their reasonable efforts from time to time as is necessary and as is reasonably requested by another party to this Agreement to further effect the clear intent of this Agreement.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first written above.

                                 GOCOM BROADCASTING OF JOPLIN, LLC


                                 By:  /s/ Richard L. Gorman
                                    ----------------------------
                                 Name:  Richard L. Gorman
                                 Title: President


                                 GOCOM OF JOPLIN LICENSE SUB, LLC


                                 By:  /s/ Richard L. Gorman
                                    ----------------------------
                                 Name:  Richard L. Gorman
                                 Title: President


                                 MISSION BROADCASTING OF JOPLIN, INC.


                                 By:  /s/ David S. Smith
                                    ----------------------------
                                 Name:  David S. Smith
                                 Title: President

                           TIME BROKERAGE AGREEMENT

                                  EXHIBIT A

                        PAYMENT OF TIME BROKERAGE FEES

In accordance with Section 4 of the Agreement, beginning on the Commencement Date Broker shall pay to Owners the following Time Brokerage Fees:

      A. For each calendar month during the Term, Broker shall pay a monthly fee (the "Monthly Fee") in the amount of Thirty-Five Thousand Dollars ($35,000). Such Monthly Fee shall be due and payable on the first business day of the next month after the month for which such payment is due.

      B. Within five (5) days after the conclusion of each calendar month during the Term, the parties shall review the documentation of the Owners' actual reasonable monthly operating costs and expenses (not including salaries which are addressed below) incurred by the Owners during the prior calendar month in connection with their ownership and operation of the Station in accordance with the terms and conditions of this Agreement (the "Monthly Costs"). Such operating costs and expenses of the Owners shall not be materially inconsistent with operating costs and expenses incurred by the Station in prior operating months (except for changes effected by this Agreement and the Purchase Agreement, including Broker's employment of the Eligible Employees under Section 10.2 thereof). Broker shall pay the Owners the amount of the Monthly Costs within ten
(10) days of the provision by the Owners to the Broker of said documentation; provided that if Broker does not pay the Owners the full amount of the Monthly Costs within ten (10) days of such provision, the unpaid amount of such Monthly Costs shall accrue interest at a rate of 10% per annum from the day the documentation was provided to Broker until paid in full. In addition, Broker shall advance Owners the amounts needed for salaries for the Owners' Station employees, by wire transfer of funds, at least two (2) business days prior to the Station's regular employee pay days; provided that, in any case, Broker shall not be responsible for paying or reimbursing the Owners for compensation paid to employees of the Owners in excess of the amounts approved by the parties or if there shall be no such agreement, the amounts in effect as of the date of this Agreement. The Monthly Costs are in addition to the Monthly Fees.

      C. Notwithstanding anything in this Exhibit A or the Agreement to the contrary: (a) for any calendar month during which the Agreement is not in force for the entire month, the Time Brokerage Fee shall be prorated accordingly; (b) Broker shall not be responsible for any bonuses which Owners pay to their employees in return for their continual employment through the Closing under the Purchase Agreement; and (c) except as set forth in the Purchase Agreement, Broker shall not be responsible for any severance payments paid to the Owners' employees.

      D. Notwithstanding the foregoing, the amount of Time Brokerage Fees payable by Broker to Owners hereunder shall be reduced, on a dollar-for-dollar basis, by any revenues received by Owners for the carriage of programming on the Station or any other revenues received in connection to the operation of the Station not including the Time Brokerage Fees (provided that for the purposes of avoiding "double-counting," revenues shall not be included for the purposes of this sentence to the extent such revenues are paid by the Owners to the Broker pursuant to any other provision of this Agreement or the Purchase Agreement); provided that to the extent such revenues exceed the Time Brokerage Fees, Owners shall pay the amount of such excess to Broker.

Time is of the essence in Broker's payment of the Time Brokerage Fees to the Owners.

                            TIME BROKERAGE AGREEMENT

                                    EXHIBIT B

      Broker agrees to cooperate with Owners in the broadcasting of programs of the highest possible standard of excellence and for this purpose to observe the following regulations in the preparation, writing and broadcasting of its programs:

      I. Religious Programming. The subject of religion and references to particular faiths, tenants, and customs shall be treated with respect at all times. Programs shall not be used as a medium for attack on any faith, denomination, or sect or upon any individual or organization.

      II. Controversial Issues. Any discussion of controversial issues or public importance shall be reasonably balanced with the presentation of contrasting viewpoints in the course of overall programming; no attacks on the honesty, integrity, or like personal qualities of any Person or group of Persons shall be made during the discussion of controversial issues of public importance; and during the course of political campaigns, programs are not to be used as a forum for editorializing about individual candidates. If such events occur, Owner may require that responsive programming be aired.

      III. No Plugola or Payola. The mention of any business activity or "plug" for any commercial, professional, or other related endeavor, except where contained in an actual commercial message of a sponsor, is prohibited.

      IV. No Lotteries. Announcements giving any information about lotteries or games prohibited by federal or state law or regulation are prohibited.

      V. Election Procedures. At least ninety (90) days before the start of any primary or regular election campaign, Broker will clear with Owner's General Manager the rate Broker will charge for the time to be sold to candidates for public office and/or their supporters to make certain that the rate charged conforms to all applicable laws and the policy of the Station.

      VI. Spot Commercial Limitations. With respect to any given segment of air time hereunder, the amount of spot commercial matter shall not exceed 20 minutes during any sixty minute segment. Broker will provide, for attachment to the Station's logs, a list of all commercial announcements carried during its programming.

      VII. Required Announcements. Broker shall broadcast (a) an announcement in a form satisfactory to Owners at the beginning of each hour to identify Station KODE, (b) an announcement at the beginning and end of each program, and hourly, as appropriate, to indicate that program time has been purchased by Broker, and
(c) any other announcement that may be required by law, regulation, or the policy of the Station.

      VIII. Credit Terms Advertising. Pursuant to rules of the Federal Trade Commission, any advertising of credit terms shall be made over the Station in accordance with all applicable federal and state laws, including Regulations Z and M.

      IX. Commercial Record Keeping. Broker shall not receive any consideration in money, goods, services, or otherwise, directly or indirectly (including to relatives) from any Person for the presentation of any programming over the Station without reporting the same in advance to and receiving the prior written consent of Owners' Manager. No commercial messages ("plugs") or undo references shall be made in programming presented over the Station to any business venture, profit making activity, or other interest (other than noncommercial announcements for bona fide charities, church activities, or other public service activities) in which Broker (or anyone else) is directly or indirectly interested without the same having been approved in advance by Owners' Manager and such broadcast being announced and logged and sponsored.

      X. No Illegal Announcements. No announcements or promotion prohibited by federal or state law or regulation of any lottery or game shall be made over the Station. Any game, contest, or promotion relating to or to be presented over the Station must be fully stated and explained in advance to Owner, which reserves the right in its sole discretion to reject any game, contest, or promotion.

      XI. Owners Discretion Paramount. In accordance with the Owners' responsibility under the Communications Act of 1934, as amended, and the rules and regulations of the Federal Communications Commission, Owners reserve the right to reject or terminate any advertising proposed to be presented or being presented over the Station which is in conflict with the policy of the Station or which in the reasonable judgment of Owners or its General Manager would not serve the public interest.

      XII. Programming in Which Broker has a Financial Interest. Broker shall advise the General Manager of the Station with respect to any programming (including commercial(s) concerning goods or services in which Broker has a material financial interest. Any announcements for such goods and services shall clearly identify Broker's financial interest.

      XIII. Programming Prohibitions. Broker shall not broadcast any of the following programs or announcements:

            A. False Claims. False or unwarranted claims for any product or service.

            B. Unfair Imitation. Infringements of another advertiser's rights through plagiarism or unfair imitation or either program idea or copy, or any other unfair competition.

            C. Commercial Disparagement. Any disparagement of competitors or competitive goods.

            D. Profanity. Any programs or announcements that are slanderous, obscene, profane, vulgar, repulsive or offensive, either in theme or treatment.

            E. Price Disclosure. Any price mentions except as permitted by Licensee's policies current at the time.

            F. Unauthenticated Testimonials. Any testimonials which cannot be authenticated.

            G. Descriptions of Bodily Functions. Any continuity which describes in a repellent manner internal bodily functions or symptomatic results or internal disturbances, and no reference to matters which are not considered acceptable topics in social groups.

            H. Conflict Advertising. Any advertising matter or announcement which may, in the reasonable opinion of Licensee, be injurious or prejudicial to the interests of the public, the Station, or honest advertising and reputable business in general.

            I. Fraudulent or Misleading Advertisement. Any advertisement matter, announcement, or claim which Broker knows to be fraudulent, misleading, or untrue.

      Licensees may waive any of the foregoing regulations in specific instances if, in its reasonable opinion, good broadcasting in the public interest will be served thereby.

      In any case where questions of policy or interpretation arise, Broker shall submit the same to Licensees for decision before making any commitments in connection therewith.

                            TIME BROKERAGE AGREEMENT

                                    EXHIBIT C


County of _______________

State of ________________


      ANTI-PAYOLA/PLUGOLA AFFIDAVIT

      (Name)          , being first duly sworn, deposes and says as follows:

      1.    He is      (Position)      for [Broker] ("Broker").

      2.    He has acted in the above capacity since (date) .

      3. No matter has been broadcast by Station(s) ____ for which service, money or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted, by him from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

      4. So far as he is aware, no matter has been broadcast by Station(s) ____ for which service, money, or other valuable consideration has been directly or indirectly paid, or promised to, or charged, or accepted by Station(s) by the Broker, or by any independent contractor engaged by the Broker in furnishing programs, from any person, which matter at the time so broadcast has not been announced or otherwise indicated as paid for or furnished by such person.

      5. In the future, he will not pay, promise to pay, request, or receive any service, money, or any other valuable consideration, direct or indirect, from a third-party, in exchange for the influencing of, or the attempt to influence, the preparation or presentation of broadcast matter on Station(s) ____.

      6. Except as may be reflected in paragraph 7 hereof, neither he, his spouse nor any member of his immediate family has any present direct or indirect ownership interest in any entity engaged in the following business or activities (other than an investment in a corporation whose stock is publicly held), serves as an officer or director of, whether with or without compensation, or serves as an employee of, any entity engaged in the following business or activities:

            1.    The publishing of music;

            2. The production, distribution (including wholesale and retail sales outlets), manufacture or exploitation of music, films, tapes, recordings or electrical transcriptions of any program material intended for radio broadcast use;

            3. The exploitation, promotion, or management of persons rendering artistic, production and/or other services in the entertainment field;

            4. The ownership or operation of one or more radio or television Stations;

            5. The wholesale or retail sale of records intended for public purchase;

            6. The sale of advertising time other than on Station(s) ____ or any other Station owned by the Broker.

            7. A full disclosure of any such interest referred to in paragraph 6, above, is as follows:

                  -------------------------------------------------------------

                  -------------------------------------------------------------

                  -------------------------------------------------------------


                                                -------------------------------
                                                Affiant

Subscribed and sworn to before me
this ____ day of _________, 2001.


---------------------------------
        Notary Public

My commission expires: __________


                                     C - 2